Exhibit 10.11b

HORACE MANN SERVICE CORPORATION
EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	May 23, 2017
EVP, Strategy & Business Development	February 15, 2012
EVP, Property & Casualty	July 1, 2015
EVP, Life & Retirement	December 26, 2017

TIER III PARTICIPANTS

*Subject to acceptance within 30 days of effective date of participation.

Last updated: April 5, 2019